UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEALTHCARE CORPORATION OFAMERICA
(Exact name of registrant as specified in its charter)

New Jersey	2833	26-2071625
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer ID No.)
_____________________

66 Ford Road, Suite 230 ♦ Denville, NJ 07834
Tel 973 983 6300 ♦ Fax 973 983 6304
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)
___________________
Joseph Drucker, Esq.
43 Sawgrass Street, Jackson, NJ 08527
Tel. 732 928 5965   Fax 732 928 4297
(Name and Address and Telephone Number of Agent for Service)
______________________

Copy to:
Gary Sekulski
36 Kevin Drive,Flanders, NJ 07836
Tel. 973 796 4216
_____________________

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933 , check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective ness until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8 (a) shall determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration fee

Shares of Common Stock, without par value	13,900,000	$0.50	$6,950,000	$387.81

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting an offer to sell these securities in any state where the offer or sale is not permitted.

PROSPECTUS

13,630,000 SHARES OF COMMON STOCK AT $0.50 PER SHARE

HEALTHCARE CORPORATION OF AMERICA

This prospectus is registering an aggregate of 13,900,000 shares of common stock of Healthcare Corporation of America and relates to the resale of such shares by the selling stockholders identified in this prospectus. The selling stockholders are deemed to be underwriters as that term is defined in Section 2(a)(11) of the Securities Act of 1933, as amended.

The selling stockholders or their permitted transferees or other successors in interest may sell all or a portion of their shares at a fixed price of $0.50 per share until such time as the shares become traded on the OTC Electronic Bulletin Board (“OTC BB”) operated by the Financial Industry Regulatory Authority (“FINRA”). Thereafter they may sell their shares at prevailing market price s or privately negotiated prices. See “Plan of Distribution” on page 9 for a description of how the selling stockholders may dispose of the shares covered by this prospectus. The offering price is based on the last sales price of our shares sold to investors.

Currently, there is no market for our shares. Subsequent to the effectiveness of the Registration Statement, we intend to take steps to have our shares listed on the OCTBB.  We cannot assure you that a market maker will sponsor our application to FINRA, nor can we assure you that such an application for quotation will be approved. Even if our shares were approved for trading on the OTC BB, we cannot assure you that a public market would materialize.

We will not receive any of the proceeds from sales of shares made by the selling stockholders pursuant to this prospectus. We have agreed to pay certain expenses related to the registration of the shares pursuant to the registration statement of which this prospectus forms a part.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 25,2010

You should rely only on the information contained in this prospectus or any related prospectus supplement, including the content of all documents incorporated by reference into the registration statement of which this prospectus forms a part.  We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this document or incorporated by reference herein is accurate only on the date of this document. Our business, financial condition, results of operations and prospects may have changed since such date.  Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

Some of the industry data contained in this prospectus is derived from data from various third-party sources. We have not independently verified any of this information and cannot assure you of its accuracy or completeness .

PROSPECTUS SUMMARY

This summary highlights selected information described in more detail later in this prospectus, but does not contain all of the information you should consider in making an investment decision. You should also read the entire prospectus, including the risks of investing in our shares discussed in the section entitled “Risk Factors” and the financial statements and related notes appearing elsewhere in this prospectus. Unless the context indicates otherwise, references to “HCA,” the “Company,” “us,” “our” or “we” are to Healthcare Corporation of America.

About Our Company

We are a New Jersey corporation organized on February 26, 2008. From inception to date, we did not generate revenues.

We have minimal capital resources. As of` September 30, 2009, we had cash on hand of $10,049 and an accumulated deficit of $385,602.  We have outstanding liabilities of $174,101. Our auditors have issued a “going concern” opinion. This means that there is substantial doubt that we will be an ongoing business for the next twelve months. We believe that this opinion is, in part, based on the fact that we have nominal capital and our business expenses are being financed by a purchasers of our common stock. There is no assurance that such funding from additional purchasers of our common stock will continue in the future. We intend to seek public or private equity and/or debt financing in order to implement our business plan. If we are not able to obtain such funding, we will be unable to commence operations. In this event management may recommend our liquidation and dissolution. If liquidation and dissolution were to occur, there will be a total loss of shareholder funds.

Securities Being Offered

We are offering 13,900,000 shares of common stock. All of these shares are being offered by our existing stockholders, referred to as selling stockholders throughout this prospectus.

Offering Price

The selling shareholders will sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our shares will be quoted on the OTC Bulletin Board.  This offering price was arbitrarily determined.

Terms of our Offering

The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Use of Proceeds

The selling stockholders will receive the proceeds from any resale of our common stock covered by this prospectus. We will not receive any proceeds from any such resale.

Risk Factors

An investment in the securities offered hereby entails substantial risks. See “RISK FACTORS” beginning on page 5 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Where You Can Find Us

Our principal executive offices are located at 66 Ford Road, Suite 230,Denville, NJ 07834.  Our telephone number is 973 983 6300.

FINANCIAL SUMMARY

The following financial summary should be read in conjunction with “Management’s Discussion and Analysis” and the Financial Statements and Notes thereto, included elsewhere in this prospectus.  This summary is taken from our reviewed balance sheet and statement of operations for the period ended September 30, 2009 and the audited balance sheet and statement of operations for the period ended December 31, 2008.

	Nine months ended September 30, 2009	Nine months ended September 30, 2008

Balance Sheet
Total Assets	$224,899	$243,975
Total Liabilities	$174,101	$42,387
Stockholders Equity (Deficit)	$50,798	$201,588

	Nine months ended	Nine months ended
	September 30, 2009	September 30, 2008
Statements of Operations
Revenues	$0	$0
Total Expenses	$112,930	$30,912
Net Income - (Loss)	$(112,930)	$(30,912)

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove to be incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” contains forward-looking statements. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, capital expenditures, plans for growth and future operations, as well as assumptions relating to theforegoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors.” In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “should,” “could,” “expect,” “plan,” “ “anticipate,” “estimate,” “predict,” “intend,” “potential,” “might,” “would,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements after we distribute this prospectus, whether as a result of any new information, future events or otherwise. Potential investors should not place undue reliance on our forward-looking statements.

RISK FACTORS

We are subject to various risks that may materially and adversely affect our business, financial condition and results of operations . You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding to purchase our shares . If any of the se risks or uncertainties actually occurs , our business, financial condition or operating results could be materially and adversely affected.

Risks relating to our business

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

We have very limited financial resources. As of September 30, 2009 we had cash on hand of $10,049 and accumulated deficit $385,602 and liabilities of $174,101.   Our auditor has issued a “going concern” opinion and has expressed substantial doubt about our ability to continue as a going concern. Our continuance as a going concern is dependent on our ability to obtain equity or debt financing and generate profitable revenues. Even if we do obtain adequate capital, the outcome or success cannot be predictedwith any certainty at this time. Our financial statements do not include any adjustments for these uncertainties. If we cannot continue as a viable entity, we will suspend or cease operations. If this were to occur, stockholders may lose their entire investment.

We have a limited operating history on which we can be evaluated, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

We face intense competition from larger and well financed companies in the industry.

`We are new in the industry and require additional funds in order to market our business plan and to compete with larger and better financed companies in the industry.

We will require additional capital to implement our business plan and, without such financing we may be unable to commence operations.

We will need to raise substantial additional funds through public or private debt or sale of equity to implement our business plan. Such financing may not be available as needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. No assurance can be given that such funds will be available or, if available, that it will be on terms satisfactory to us. If we are unable to obtain financing, we will not be able to implement our business plan and may have to cease operations.

Our future success is dependent, in substantial part, on the performance and continued service of Gary Sekulski. Without his continued service, we may be forced to interrupt or  cease operations.

Gary Sekulski serves as our CEO, President, Treasurer and Chairman. We are substantially dependent on him to conduct our operations. If his services were not available, without having found additional qualified administrative personnel, we would be forced to interrupt or cease operations immediately. In this event you could lose your entire investment. We do not maintain key person insurance. Our CEO, President, Treasurer and Chairman will devote his full time to our business.
Our business operations will be dependent on our ability to attract and maintain key employees in positions of management. We must be able to attract and retain key personnel to fully staff our operations.

The ultimate success of our business operations will be dependent upon our ability to attract and maintain key employees in positions of management. The process of hiring employees with the combination of skills and attributes required to carry out our business plan is competitive and time-consuming. We cannot assure you that we will be able to identify and/or hire qualified personnel as and when they are needed for our operations. If we are unable to attract qualified personnel as needed, our business, financial condition and results of operations could be adversely and materially affected.

Risks relating to our common stock

Management has the ability to exercise significant control over us.

Mr. Gary Sekulski, a Director, President, Chief Executive Officer and Treasurer of the Company owns 69.9% of our issued and outstanding shares. As a result of this concentration of ownership, he may be in a position to exercise an unusually large degree of control and discretion over all matters, including matters requiring stockholder approval.  For example, as a majority stockholder, he exercises control over the election and removal of directors and approval of significant corporate transactions. Our Articles of Incorporation do not provide for cumulative voting.  (See “PRINCIPAL AND SELLING STOCKHOLDERS.”)

Mr. Sekulski and Mr. Drucker have agreed to vote their shares for each other in order to assure that they both remain directors of HCA.

We will become subject to financial and other reporting and corporate governance requirements of the Securities Exchange Act of 1934 that may be difficult for us to satisfy.

In connection with this offering we will become obligated to file with the SEC periodic reports that are specified in Section 13 of the Securities Exchange Act of 1934, and we will be required to ensure that we have the ability to prepare financial statementsthat are fully compliant with all SEC reporting requirements on a timely basis. Upon completion of this offering, we will also become subject to requirements of certain provisions of the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder, which will impose significant compliance obligations upon us. Pursuant to such obligations we will be required to, amongst other things:

•	prepare periodic reports, including financial statements, in compliance with our obligations under U.S. federal securities laws;

•	maintain effective internal controls over financial reporting and disclosure controls and procedures; and

•	establish internal compliance policies, such as those relating to insider trading.

We may not be successful in implementing these requirements. If we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our operating results on a timely and accurate basis could be impaired.

We do not have any independent directors.  Nor have we voluntarily implemented various corporate governance measures. Stockholders may therefore have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of corporate management and enhance the securities markets. Other measures are imposed by various national securities exchanges, such as the NYSE or The NASDAQ Stock Market. Amongst the corporate governance measures that are required under the rules of national securities exchanges are those that address Board of Directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of two individuals. Our executive officer makes decisions on all significant corporate matters such as the approval of executive compensation packages and the oversight of the accounting functions. Thus, there is a potential conflict in that the two board members are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.  There being only two officers and two directors, we cannot implement certain protections commonly used by other, larger companies.

The offering price of the shares was arbitrarily determined, and therefore should not be used as an indication of the future market price of these securities. The offering price bears no relationship to the actual value of the Company, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.50 per share was arbitrarily determined. We did not consider our financial condition and prospects, our limited operating history or the general condition of the securities market when we arbitrarily determined this price. The offering price bears no relationship tothe book value, assets or earnings of our Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the shares.

There is no assurance of a public market or that the shares will ever trade on a recognized exchange . Therefore, you may be unable to liquidate your investment in our stock.

There is no public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will undertake to file the necessary documents with FINRA, which operates the OTC BB to permit secondary trading in our stock. Even if such an application were made to FINRA, there can be no assurance that such an application for quotation would be approved or that a regular trading market will develop, or that, if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate his investment should he desire to do so.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute share value. We do not need stockholder approval to issue additional shares.

Our Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, without par value. The future issuance of all or part of our remaining authorized common stock may result in dilution in the percentage of common stock held by thenexisting stockholders. We may value any common stock issued in the future on an arbitrary basis and determine the offering price arbitrarily. The issuance of common stock for future services or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market which may develop for our common stock.

Our shares of common stock are considered a penny stock, and subject to restrictions on marketability, and so you may not be able to sell your shares.

If our common stock becomes eligible to trade in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with the current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement for the transaction. These requirements may have the effect of reducing the level of trading activity, if any , in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirementsmay discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge highertransactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

State blue sky laws may limit your ability to resell our shares.

The “blue sky” laws of some states may impose restrictions upon the ability of investors to resell our shares in those states without registration or an exemption from the registration requirements. Accordingly, investors may have difficulty selling our shares and should consider the secondary market for our shares to be a limited one.

Expenses of Registration

The expenses of this registration statement estimated to be $15,000, including but not limited to, legal, accounting, blue sky andprinting expenses will be borne by us.  However, respective selling shareholders will incur selling costs and brokerage commissions relating to the sale of his/her shares.

USE OF PROCEEDS

The selling stockholders are selling shares covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares.

DETERMINATION OF OFFERING PRICE

Our shares are not listed or quoted on any exchange or quotation system.  The offering price has been arbitrarily set by the Company. The offering price bears no relation to our book value, assets or earnings of our company or any other recognized criteria of value and should not be regarded as an indicator of the future market price of the securities.

Should a market develop for our shares, the market price may be less than the offering price. If and when our shares are listed on the OTCBB, the price will be determined according to the demand for our shares and will fluctuate based on said demand.

DILUTION

The shares being registered herewith and to be sold by the selling stockholders are already issued and outstanding. Accordingly, no dilution will result from this Offering.

PLAN OF DISTRIBUTION AND RELATED MATTERS

This prospectus is part of a registration statement which enables the selling security holders to sell their shares. The selling stockholders or their permitted transferees or other successors in interest may sell their holdings at a fixed price of $0.50 per share until such time as the shares of our common stock become traded on the OTC BB. Thereafter they may sell their shares in a number of different ways and at varying prices as determined by the prevailing market price for the shares or privately negotiated prices.

We cannot assure you that a market maker will undertake to sponsor our application to FINRA, which operates the OTC BB, nor can we assure you that such an application for quotation will be approved. Even if our shares were approved for trading on the OTC BB, we cannot assure you that a public market would materialize.

The selling security holders may sell some or all of their shares in one or more transactions, including the following:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

● broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● a combination of any such methods of sale; or

● any other method permitted pursuant to applicable law

SALES PURSUANT TO RULE 144

            The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents involved in selling the shares are deemed to be underwriters within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Because selling stockholders are deemed to be underwriters within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

The shares sold in this offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any shares held by an “affiliate” of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits securities acquired by an affiliate of the issuer to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

●	1% of the total number of securities outstanding; or

●
the average weekly reported trading volume of the shares for the four calendar weeks prior to the sale. Sales under Rule 144 by officers are also subject to a specific manner of sale provisions, holding period and notice requirements and the availability of current public information about us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned his shares for are least six months, would be entitled to sell units under Rule 144 without regard to the volume limitations, manner of sale provisions and notice requirements of Rule 144. If after one year, an unaffiliated person would be able to sell his or her shares without regard to the public information requirement of Rule 144.

We shall advise the selling security holders that while they are engaged in a distribution of the shares subject to this prospectus, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

We have not registered or qualified offers and sales of shares under the laws of any country, other than the United States. To comply with certain states’ securities laws, if applicable, the selling security holders may offer and sell their shares in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling security holders may not offer or sell shares unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

The expenses of this registration statement, estimated to be $15,000, including but not limited to, legal, accounting, blue sky and printing expenses will be paid by us. However, respective selling shareholders will incur any selling costs or brokerage commissions relating to the sale of his/her shares.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect totransactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, that:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

●	contains a toll-free telephone number for inquiries on disciplinary actions

●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

●	bid and offer quotations for the penny stock;

●	details of the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwiseexempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our shares because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, certain information with respect to the beneficial ownership of our shares, by our named directors and executive officers individually, our directors and officers as a group, and each person known to us to be the beneficial owner of 5% or more of our outstanding shares. Unless otherwise indicated in a footnote, the business address of each of the stockholders is: c/o 36 Kevin Drive, Flanders, NJ 07836.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (1)

Common Stock	Gary L. Sekulski (2) 56 Kevin Drive Flanders, NJ 07838	9,500,000	68.3

Common Stock	Joseph Drucker (2) (4) 43 Sawgrass Street Jackson, NJ 08527 Beneficial Owner The Joseph Drucker 1995 Trust (4 c/o Thomas Fortin Trustee 165 East 66 Street New York, NY 10065 Apt. 14A)	3,000,000	21.6

Common Stock	Jan Goldberg (3)	500,000	3.6

Common Stock	All executive officers and directors as a group	13,000,000	93.5

(1)	Based on 13,900,000 shares issued and outstanding.

(2)	Director and Executive Officer.

(3)	Executive Officer

(4)
Mr. Joseph Drucker has placed these shares in The Joseph Drucker 1995 Trust.  The Trust is a grantor trust.  Mr. Drucker is neither a trustee nor a beneficiary of the trust.  However, Mr. Drucker has been granted the voting rights by the trustees of the trust.  By virtue of his position, he may be deemed to be the beneficial owner of these shares.  Mr. Drucker disclaims beneficial ownership of these shares.  However, under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual  general  meeting of our  shareholders  or until  removed  from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

The Company is not aware of any proceedings to which any of the Company’s directors or officers or any associate of any such officer or director, is a party adverse to the Company or has a material interest adverse to the Company.

Selling Stockholders

The shares offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. The selling stockholders are under no obligation to sell all or any portion of such shares; nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus.

The following table sets forth the name of each selling stockholder, the total number of shares owned prior to the offering, the number of shares offered and the percentage of shares owned after the offering assuming the selling stockholder sells all of his shares. The selling stockholders, both nonaffiliates and affiliates, are deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, in connection with the sales of the shares offered hereby.

Selling stockholders may sell their shares at a fixed price of $0.50 per share until such time as the shares become traded on the OTC Electronic Bulletin Board (“OTC BB”) operated by the Financial Industry Regulatory Authority (“FINRA”). Thereafter, they may sell their shares in a number of different ways and at varying prices as determined by the prevailing market price for the shares or privately negotiated prices.

We cannot assure you that a market maker will undertake to sponsor our application to FINRA, which operates the OTC BB, nor can we assure you that such an application for quotation will be approved. Even if our shares were approved for trading on the OTC BB, we cannot assure you that a public market would materialize.

Name and Address of Selling Shareholders		# Shares Beneficially Owned Prior to the Offering	# Shares Offered by this Prospectus	% Shares Beneficially Owned After Registration and Sale	Date of Issuance

1	Matilda Bruno (2)	50,000	50,000	0.0%	March 10, 2008
2	Steve Monetti (2)	20.000	20,000	0.0%	March 10, 2008
3	Colonial Consulting Group LLC (2)	60,000	60,000	0.0%	March 10, 2008
4	Buy and Sell Pharmacy.com (2)	25,000	25,000	0.0%	March 10, 2008
5	Scott M. Cutler (1)	20,000	20,000	0.0%	March 10, 2008
6	John R. DeSheplo (1)	20,000	20,000	0.0%	March 10, 2008
7	Wayne Miller (3)	10,000	10,000	0.0%	July 12, 2008
8	Keith and Kathleen Muhlmeister (1)	25,000	25,000	0.0%	August 25, 2009
9	First Time II LLC (5)	400,000	400,000	0.0%	October 15,2008
10	Gary Sekulski (4)	9,500,000	9,500,000	0.0%	March 10, 2008
11	Joseph Drucker (4)	3,000,000	3,000,000	0.0%	March 10, 2008
12	Jan Goldberg (4)	500,000	500,000	0.0%	March 10, 2008
13	Thomas O’Leary (5)	120,000	120,000	0.0%	November 19, 2009
14	George Vlastaris (5)	20,000	20,000	0.0%	November 19, 2009
15	Mark Senior (5)	20,000	20,000	0.0%	November 19, 2009
16	John B. Kretzu (5)	10,000	10,000	0.0%	November 19, 2009
17	Ora Cup LLC (5)	100,000	100,000	0.0%	November 19, 2009
      Type of Issuance
(1)  Form D Reg 504 (Private Placement)
(2)  Consulting Services
(3)  Finders Fee
(4)  Founders
(5) Stock Purchase
Except as disclosed above, none of the selling shareholders:

(1) has had a material relationship with us other than as a shareholder at any time within the past three years; or except as noted on Page 32, Part II, Item 15

(2) has ever been one of our officers or directors (except Gary Sekulski, Joseph Drucker and Jan Goldberg).

Except as set forth above none of the selling shareholders or their beneficial owners (i) has ever been one of our officers or directors of HCA or of our subsidiaries (ii) or a broker-dealer or affiliate of a broker dealer.

There are no family relationships between the directors and officers of the Company and any of the other selling stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations should be read in conjunction with the financial statements included herein.

We are a development stage company and have not generated revenues from our business operations. We have very limited financial resources. As of September 30, 2009, we had cash on hand of $10,049 and an accumulated deficit $385,602. We have outstanding liabilities of $174,101.

Our auditors have issued a “going concern” opinion. This means that our auditors believe there is substantial doubt as to our ability to continue as an ongoing business for the next 12 months. We believe that our auditor’s opinion is based, in part, on the following: we have a history of losses; we have no operations; and we have extremely limited working capital. Further, we believe that this opinion also results from the fact that we have not generated any revenues and do not anticipate generating revenues until we have acquired working capital and commence operations. Our ability to continue in business and become operational is predicated on obtaining working capital.

We cannot assure you that the Company  willcontinue to find additional funding.  If we are unable to obtain additional funding, management may recommend our liquidation and dissolution. If liquidation and dissolution were to occur, there will be a total loss of stockholder funds.

We have only two directors and three officers. They are responsible for our managerial and organizational structure which will include the preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of these controls. Should they not have sufficient experience, he may be incapable of implementing the controls which may cause us to be subject to sanctions and fines imposed by the SEC. In this event our ability to continue in business could be impaired.

Plan of Operation

Subsequent to the effectiveness of the registration statement of which prospectus is a part, our specific goal is to obtain public or private equity and/or debt for working capital. Such financing may not be available. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend and liquidation preferences, or other terms. No assurance can be given that such financing will be available or, if available, will be on terms satisfactory to us. At this time, we cannot estimate how long it would take us to obtain funding, if we are ever able to do so.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our prospective performance. We are a development stage enterprise and have not generated revenues. As of September 30, 2009, we had cash on hand of $10,049 and an accumulated deficit of $385,602. We have outstanding liabilities of $174,101. Our business is subject to risks inherent in the establishment of a new business, including limited capital resources and possible cost overruns. To become profitable and competitive, we must become operational with adequate capital for operations. We intend to seek equity and/or debt financing to implement our business plan. We have no assurance that future financing will be available or, if available, on acceptable terms. If financing is not available, or if available, on satisfactory terms, we may be unable to commence operations, or develop or our operations. Equity financing could result in dilution to existing stockholders.

Results of Operations

Since inception, we have incurred losses and we will continue to incur losses in the future. We cannot assure you that our operations will ever be profitable.

Liquidity and Capital Resources

As of September 30, 2009, we had an accumulated deficit of $385,602 and liabilities of $174,101. Cash on hand was $10,049. Thus, we have extremely limited working capital. We will need to raise additional capital throughpublic or private debt or sale of equity to implement our business plan. Such financing may not be available as needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of bookvalue, dividend preferences, liquidation preferences, or other terms. If we are unable to obtain financing we will not be able to commence operations and may suspend or cease operations. If it is necessary for us to suspend or cease operations, managementmay recommend our liquidation and dissolution. If liquidation and dissolution were to occur, there will be a total loss of shareholder funds.

The estimated cost of filing our registration statement is $15,000. This filing and related expenses thereto willutilize a substantial portion of the funds available to us from the line of credit. Therefore, unless we are able to obtain additional funding through public or private equity and/or debt, we will be unable to implement our business plan.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DESCRIPTION OF BUSINESS
Healthcare Corporation of America

Overview
HCA is a New Jersey Corporation that was formed February 26, 2008 and has not filed for bankruptcy or receivership.   At the present time, HCA is a Product Development and Marketing Company that has developed a new business model that will reduce and control pharmacy costs for non-profit organizations.   HCA has been developing this product since early 2007 and the cost of all research and development activities have been borne by shareholders of HCA/  To date, all compensation has been paid to participants in the Company as Independent Contractors.  There are no associated patents, trademarks, licenses, franchises, royalty agreements or labor contracts.  HCA plans to have this product operational in December 2009 with the creation of its own internal organization and staff and without any material reclassification, merger, consolidation or purchase or sale of assets.

For its pharmacy ventures, HCA has formed, Prescription Corporation of America (PCA), a wholly owned subsidiary.  In order to provide immediate dispensing pharmacy services, PCA has contracted with two pharmacies, Southwood Pharmacy in Old Bridge , New Jersey. HCA plans to add pharmacies to service clients in new geographic locations as the demand for its product grows.   Each pharmacy has excess capacity that PCA can take advantage of in its expansion.  As this capacity is used, PCA can then begin servicing clients through its own closed door pharmacy (not open to the general public) that PCA plans to open in early 2010.

Operations
PCA plans to dispense Unit Dose (packaging of medications by Bingo Punch Cards, Unit Dose Boxes or PAC Med Pouches) and Vial Base (packaging of medications into patient specific containers).  This would give PCA the capability of addressing all the packaging needs of the marketplace.  As part of its business plan, HCA will centralize corporate staff, sales and marketing, pharmaceutical purchasing and redundant administrative functions in one location since there is commonality in labor costs, particularly among pharmacists.  It is anticipated that this structure will add margin because of the improved overall cost effectiveness of the Company and due to the improvement in purchasing practices of medications with the consolidation of vitolume.

Pharmacy Product for Non-Profit Organizations
At the present time, HCA is focusing on the non-profit market sector which includes educational institutions (universities, colleges and school districts), charitable organizations, hospitals, and non-profit long term care facilities.  HCA has researched the Opinion Letters of the Federal Trade Commission and has uncovered several favorable rulings that permit PCA to improve purchasing practices and pricing for these non-profit entities.   PCA has structured a Pharmacy Product to take advantage of thisfavorable pricing for Non-Profits using a semi-annual payment that accumulates the difference between the PCA traditional acquisition price and new hospital acute care acquisition price offered through a PCA hospital partner.  This has become a significant competitive advantage for PCA.

Government Regulations
Under the Non-Profit Institutions Act (NPIA), the Federal Trade Commission (FTC) exempts (see Alpena School District Opinion Letter) Non-Profit organizations, including educational institutions, (universities, colleges and school districts), charitable organizations, hospitals, and non-profit long term care facilities from the Robinson Patman Act.  This allows Non-Profits to purchase medications in the more pride effective hospital acute care “Class of Trade.”  If an organization purchases medication, it is assigned a “Class of Trade” or designated purchasing category with defined pricing.  Class of Trade categories include:  retail, mail order, managed care, hospital acute care, 340B for Federally Qualified Health Clinics, Federal Government and Sovereign Nation.  Most Non-Profits currently purchase medication in the retail and mail order Class of Trade.  Under the PCA program, Non-Profits have access to the hospital acute care Class of Trade through a PCA hospital partner.  NPIA further requires an independent pharmacy, in this case PCA to dispense the medications and that purchased inventory is linked to the employees of the Non-Profit organizations through PCA software.  PCA plans to distribute medications directly to non-profit facilities and to the homes of their employees.

Product Marketing Strategy
In order to rapidly grow market share, HCA has decided to compliment its internal sales efforts and has contracted with NIA Group .

PCA commenced selling its Non-Profit Pharmacy Program in 2009 and is not dependent on any one or a few major clients.  For example, there are approximately 567 School Districts in New Jersey.

Competition
At the present time, HCA is not encountering any direct competition for its non-profit product in its current selling areas which include New Jersey, Pennsylania, New York and Connecticut.  However it is anticipated that as the marketplace becomes aware of this product, new direct competitors will enter it.  Since PCA is a pharmacy servicing the medication needs of patients, there is competition from other pharmacies, including chain pharmacies such as Walgreen’s CVS and Rite Aid and Independent Pharmacies.

Employees
As of the date hereof, we have no employees except the Officers and Directors. In the future, and from time to time, we expect to employ independent contractors to support our development, technical, marketing, sales, support and administrative functions on as-needed basis. We do not anticipate a need to engage employees at the present time. We intend to engage part-time and or full-time employees after we become operational. Competition for qualified personnel in our industry is severe. Our future success will depend in part on our ability to attract, hire or acquire, train and retain qualified employees.

DESCRIPTION OF PROPERTY

NEEDS FULL DESCRIPTION OF PROPERTIES RENTED OR LEASED INCLUDING COPIES OF LEASES TO BE FILED AS EXHIBITS.

Currently, we do not own any property. HCA entered into a 5 year lease on  October 23, 2009 with W. P. Properties, LLC for an office and pharmacy facility measuring 8,056 S.F., located at Suite 230, 66 Ford Road, Denville, NJ 07834.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Officers

The names and ages of our directors and executive officers are as follows:

Name	Age	Position(s)

Gary J Sekulski	61	Director, President, Chief Executive Officer and Treasurer
Joseph Drucker	87	Director, Secretary, VP and Corporate Counsel
Jan Goldberg	57	Executive Vice President, Administration

Gary J. Sekulski, Director, President and Chief Executive Officer

Mr. Sekulski is an experienced executive with a primary focus on business development and the development of products and services to effectively address operational and marketing challenges in the healthcare and prescription drug market sectors. Mr. Sekulskiwas a Founder and President of Broadreach Medical Resources where he created a new more cost effective business model for administrating prescription drug programs using transparency and full disclosure business practices. He was President of the Gladstone Consulting Group, a healthcare product development, medical underwriting and project management company that developed innovative products in chronic illness management, prescription drugs and dental. Over the years, Mr. Sekulski has held various executive positions with organizations such as Executive Vice President at Summit Health Administrators, an organization that processed the professional claims for HIP of New York servicing HIP’s 1.2 million members, and Senior Vice President of Product Development at Medco Containment Services (now Medco Health Solutions), where he was instrumental in developing mail service plans, integrated walk-in card/mail service plans, managed care pharmacy networks, formulary/ rebate programs and the marketing strategies to implement these programs. Prior to this, Mr. Sekulski had been the National Director of Metropolitan Life Insurance Company’s provider network programs including prescription drugs (GM, Goodyear, GE), vision (created Bell Company and AT&T original program) and dental (formulated first national network). In this capacity, claims operations with over 750 employees reported to Mr. Sekulski. While at Metropolitan, Mr. Sekulski also supervised Metropolitan’s Internal Medical Underwriting Division. Mr. Sekulskihas served on the 1985 General Motors/UAW Benefits Cost Containment Task Force; the Medicare Catastrophic Prescription Drug Act Committee; Chair of the HIAA Pharmaceutical Relations Committee; Chair of the By-laws Committee-National Council of Prescription Drug Programs. He has also been a member of the Self-Insurance Institute of America, and the National Association of Chain Drug Stores. Mr. Sekulski is a graduate of Stony Brook University. (What degree BA and subject)

Joseph Drucker, Director,   Secretary and Corporate Counsel

Mr. Drucker, Esq., manages HCA’s Legal Department and Legal affairs which will include overseeing HCA’s filings with the Securities and Exchange Commission. Mr. Drucker served as Co-Chairman, Secretary and General Counsel of a small cap public Company. Mr. Drucker has been in the private practice of law since 1973. He was a partner in the law firm of Himmelman, Hurley, Drucker and Himmelman. As an attorney, Mr. Drucker limits his practice to corporate law and specializes in the formation of business plans, Private Placement Memoranda and the filing of registration statements with the Securities and Exchange Commission. Mr. Drucker was also a managing partner of the accounting firm of Reimer, Drucker, Biegeleisen and Standard located in Freehold, New Jersey. Mr. Drucker Attended Columbia University and received a B.S. Degree in Business and Accounting from Long Island University and a Juris Doctorate Degree from Brooklyn Law School.

Jan Goldberg, Executive Vice President - Administration

Mr. Goldberg has a proven record of improving operations and unit performance while reducing costs in the challenging health care environment. He has managed complex multiple sites and large operations, negotiated mergers and acquisitions, labor contracts and business contracts. Mr. Goldberg’s diverse career has included Senior Vice President of Facility Operations for Integrated Medical LLC, a medical and Real Estate Management Company; Principle, Founder and Executive Vice President of Modern MedicalModalities Corporation, a multi state diagnostic imaging company; Founder and President of CSB Billing and Management Inc., a physician billing company located in Florida. He has also served as Director of Operations for Advacare, Inc. a national billingand Management Company and as New Jersey Director of Operations for Sonix Medical Resources. Early in his career he has served in the finance departments of Booth Memorial Medical Center and Staten Island University Medical Center. He started his career with Blue Cross/ Blue Shield of Greater New York. Mr. Goldberg is a graduate of Pace University.

Other than as set forth above, there are no other directors, executive officers or significant employees. There are no persons nominated to become directors of the Company.

Conflicts of Interests

Our directors and officers, with the exception of Mr. Drucker, will devote full time to the Company’s affairs, however they may engage in outside endeavors with the consent of the Board of Directors.

We do not have an audit or compensation committee comprised of independent Directors.  The functions that would have been performed by such committees are performed by our Board of Directors, and this consists of one person. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation - in essence their own compensation - as well as audit issues - which could involve their own conduct.

All ongoing and future transactions between us and any of our directors and officers or their respective affiliates, including loans by our directors and officers and or their affiliates, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties.

We have not established a policy for determining how conflicts of interest would be resolved and we cannot assure you that any conflicts which may arise will be resolved in our favor.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●
being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarilyenjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

●
found by a court of competent jurisdiction (in a civil action ), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

BOARD COMMITTEES AND INDEPENDENCE

Our Board of Directors has not established any committees. We have not, for instance, established an Audit Committee, a Compensation Committee, a Nominating Committee, or any other committee performing similar tasks. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the board would not provide any benefits to our company.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. None of our directors can be considered to be "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

●	understands generally accepted accounting principles and financial statements,

●	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

●	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

●	understands internal controls over financial reporting, and

●	understands audit committee functions.

Our Board of Directors is comprised of individuals who were integral to our formation and who are involved in our day to day operations. While we would prefer our director be an audit committee financial expert, the individual who has been key to our development has professional background in finance or accounting. As with most small, early stage companies, until such time as our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors.When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert.

Director independence

We are not subject to the listing requirements of any national securities exchange or national securities association. As a result, currently, we are not required to have our board comprised of a majority of “independent directors.” In fact, at this time, we are not required to have any independent directors on our board.

CODE OF ETHICS

We have adopted a code of ethics applicable to our directors, officers and employees. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of our code of ethics is included as a exhibit to the registration statement of which this prospectus forms a part. You will be able to review this document by accessing our public filings at the SEC's website at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

The compensation discussed below addresses all compensation awarded to, earned by, or paid to our directors and executive officers. We do not have any stock option plans, retirement, pension, or profit sharing plans for the benefit of our directors and officers other than as described herein.

	Compensation-		(Number of shares
Name and Principal Position	($) Salary	($) Bonus	Underlying Options
Gary Sekulski, CEO, President, Treasurer	$ 360,000 0	NONE	NONE
Joseph Drucker, Secy, VP Corporate Counsel	$ 120,000 0	NONE	NONE
Jan Goldberg, Exec VP	$ 180,000 0	NONE	NONE

See Financial Statements, Note 3 – Executive Compensation Accrued Salaries.

BENEFITS AVAILABLE, BASIS FOR COMPENSATION, TERMINATION PROVISIONS,
WHEN BEGUN AND DURATION
Compensation to Directors

Our directors are entitled to receive compensation, in the form of fees, for their services to us. Our Board of Directors has the authority to set such fees. No fees or other compensation have been paid or accrued to any director as of the date hereof for his services as a director and none will be paid or accrue until our operations generate cash flow from which such fees may be paid. We have no director’s service contracts.

Employment Agreements

As of the date hereof, we have entered into an employment agreements with our three officers, Gary Sekulski, Joseph Drucker and Jan Goldberg.

Stock Options Grants

No grants of options have been made to any director or officer as of the date hereof. Our Board of Directors has not adopted a stock option plan (“Stock Option Plan”). We have no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the Board or a committee appointed by the Board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefor, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officers and directors and may reserve up to 10% of our issued and outstanding shares of common stock for that purpose.

Long-Term Incentive Plan Awards

We do not have any long-term or other incentive plans at this time.

Change-in-control arrangements

There are no compensation plans or arrangements or payment obligations with respect to our directors or officers that would be triggered by the resignation, retirement or any other termination of any director or officer. There are no arrangements for our directors, officers or employees in the event of a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our directors, officers, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

The selling shareholders named in this prospectus are offering 13,900,000 shares of our common stock acquired by the selling shareholders from HCA in offerings that were exempt from registration.

The term “selling shareholders” includes donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge or other non-sale related transfer.

Based on information provided to us by the selling shareholders, the following table provides information as of September 30, 2009, regarding the number of shares of our common stock held by each of the selling shareholders as of the date hereof, including:  (1) the total number of shares that are to be offered by each; (2) the percentage owned by each prior to the offering; (3) the percentage owned by each upon completion of the offering; and (4) the identity of the beneficial holder of any entity that owns the shares.

Except as disclosed in the table below, to the best knowledge of management of the Company, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in the table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Except as disclosed below, none of the selling shareholders

(i)	has had a material relationship with us or any of our affiliates other than as a security holder at any time within the past three years.
(ii)
has ever been one of our officers or directors, except for Gary Sekulski, President, CEO, Treasurer and Director; Joseph Drucker, Corporate Counsel, Secretary and Director; Jan Goldberg, Executive Vice President for Administration

SALE OF COMPANY UNREGISTERED SHARES

1.	Gary Sekulski, Founder, 9,500,000 shares. (1)

2.	Joseph Drucker, Founder, 3,000,000 shares. (1) (2)

3.	Jan Goldberg, Founder, 500,000 shares.(1) March 10, 2008

4.	Matilda Bruno, Consultant. 30,000 shares. (3) March 10, 2008

5.	Steve Monetti, Consultant, 20,000 shares. (5) March 10, 2008

6.	Wayne Miller, Consultant, 10,000 shares. (3) July 12, 2008

7.	Buy Sell Pharmacy.com, Consultant, 25,000 shares (3)

8.	Colonial Consulting Group LLC, Consultant, 60,000 shares. (3) March 10, 2008

9.	Scott M. Cutler purchased 20,000 shares for $10,000 as an accredited investor from the Form D Reg 504 Private Placement Memorandum. (4) March 10, 2008

10.	John R. DeSheplo purchased 20,000 shares for $10,000 as an accredited investor from the Form D Reg 504 Private Placement Memorandum. (4) March 10, 2008

11.	Kathleen and Keith Muhlmeister, purchased 25,000 shares for $12,500 a an accredited investors from the Form D Reg 504 Private Placement Memorandum, 25,000 shares. (4) August 25, 2009

12.	First Time LLC Stock Purchase Agreement, 400,000 shares. (5) October 15, 2008

13.	Thomas O’Leary, Stock Purchase Agreement, 120,000 shares. (5) November 19, 2009

14.	George Vlastaris, Stock Purchase Agreement, 20,000 shares. (5) November 19, 2009

15.	Mark Senior, Stock Purchase Agreement, 20,000 shares. (5) November 19, 2009

16.	John Kretzu, Stock Purchase Agreement, 10,000 shares. (5) November 19, 2009

17.	Ora Cup LLC, Stock Purchase Agreement, 100,000 shares. (5) November 19, 2009

18.	Matilda Bruno Stock Purchase Agreement, 20,000. (5) March 10, 2008

TO BE COMPLETED

(1)	The Founders paid .0001 per share
(2)
Mr. Joseph Drucker has placed these shares in the Joseph Drucker 1995 Trust.  The Trust is a grantor trust.  Mr. Drucker is neither a trustee nor a beneficiary of the trust.  However, Mr. Drucker has been granted the voting rights by the trustees of the trust.  By virtue of his position, he may be deemed to be the beneficial owner of these shares.  Mr. Drucker disclaims beneficial ownership of these shares.  However, under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

(3)	Consultants were paid in common stock for services rendered.
(4)	Accredited investors purchased share under Form D Reg 504.
(5)
These shares were not registered under the securities act 1933. The shares were issued pursuant to the exemption provided in section 4 (2) of the act. The abovesales did not involve a public offering. The shares were issued with a restricted legend thereby restricting any transfer.

MARKET FOR REGISTRANT’S COMMON EQUITY AND
ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our securities are not traded on any exchange or quotation system. Subsequent to the effectiveness of the registration statement of which prospectus is a part, we intend to take steps to have our common stock quoted on the OTC BB. In order for our common stock to trade, a registered broker-dealer, known as the “market maker,” must be willing to sponsor our application to FINRA and list bid or sale quotations. We have not, as of this date, contacted a market maker for sponsorship of our securities on the OTC BB. We cannot assure you that a market maker will sponsor our application nor can we assure you that such an application for quotation will be approved. Even if our shares were approved for trading on the OTC BB, we cannot assure you that a public market would materialize.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Mr. Joseph Drucker, a director and officer of the Company, serves as corporate counsel to the Company. Mr. Drucker is beneficial owner of 3,000,000 shares of our common stock. These shares were purchased on March 10, 2008 for a consideration of $.0001.

Other than as set forth herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed ona contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with us a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the material terms of our capital stock. This summary is subject to, and is qualified in its entirety by, reference to the provisions of our Articles of Incorporation, our by-laws, and applicable Colorado law. Complete copies of our Articles of Incorporation and by-laws are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue up to 25,000,000 shares, without par value. As of the date hereof, 13,900,000 shares are issued and outstanding held by stockholders of record.

Holders of our shares are entitled to one vote for each share held on all matters submitted for stockholder determination. There are no cumulative voting rights. Accordingly, holders of a majority of the shares entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our Board of Directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of anyoutstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. All of our outstanding shares are duly authorized, validly issued, fully paid and nonassessable.

DIVIDENDS

We have not declared any dividends on our common stock since inception. Our Board of Directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the near future. Our Board of Directors has complete discretion on whether to pay dividends, subject to the approval of our shareholders. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

TRANSFER AGENT

The transfer agent and registrar for our common stock is Corporate Stock Transfer Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80109.

LITIGATION

There are no known legal proceedings pending or threatened against us.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Joseph Drucker, Esq. of Jackson, New Jersey.

EXPERTS

The financial statements included in this prospectus have been audited by Thomas J. Harris, CPA. Reference is made to the auditor’s report. These financial statements are furnished in reliance upon the auditor’s report.

INDEMNIFICATION

New Jersey corporate law provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal administrative or investigative, except an action by or in the right of thecorporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

New Jersey corporate law also provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and By-Laws limit the liability of our directors, officers, agents, fiduciaries and employees to the fullest extent permitted by the New Jersey Revised Statutes. Specifically, directors of the company will not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as directors, except liability for: (i) any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of New Jersey law; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Our governing documents therefore protect officers, directors, agents, fiduciaries, and employees to the fullest extent permissible under New Jersey law.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION
OF SECURITIES ACT LIABILITIES

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons, we will either rely upon the opinion of counsel as to whether or not to pay indemnification, or submit the matter to a court of appropriate jurisdiction.

REPORTS TO SECURITY HOLDERS

We intend to furnish to our stockholders annual reports containing audited financial statements reviewed by our independent accountant, and such other periodic reports as we may determine to be appropriate or as may be required by statute.

As a result of the filing of a registration statement with the SEC, we will become subject to the informational requirements of the Securities Exchange Act of 1934 for a period of at least one fiscal year.

It is a requirement of FINRA that all issuers maintaining quotations of their securities on the OTC BB file periodic reports under the 1934 Act. In order to maintain such a quotation, we must, necessarily, continue to file periodic reports with the SEC beyond the initial period of one year notwithstanding the fact that we may be under no legal obligation to do so under the 1934 Act.  Our duty to continue reporting would terminate if:

1.      we have less than 300 stockholders of record; or 

2.      we have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

We cannot assure you that we will have the financial wherewithal to defray the costs of our audits and the concomitant expenses of continued filing.

You may contact us by telephone at: 973 983 6300. Our mailing address is: 66 Ford Road, Suite 230,Denville, NJ 07834.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 to cover the securities to be sold hereunder. This prospectus forms a part of that registration statement, and the registration statement also includes certain exhibits. This prospectus therefore does not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to our company and the shares to be sold in this offering, reference is made to the registration statement, including the exhibits to the registration statement. Copies of the registration statement, including the exhibits to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at: www.sec.gov.

As a result of this offering, we will become subject to the informational and reporting requirements of the Securities Exchange Act, and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION ON FEBRUARY 26, 2008 THROUGH
DECEMBER 31, 2008

THOMAS J. HARRIS
CERTIFIED PUBLIC ACCOUNTANT
3901 STONE WAY N., SUITE 202
SEATTLE, WA  98103
206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
Flanders, New Jersey

We have audited the balance sheets of HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY a development stage company, as at DECEMBER 31, 2008, the statements of earnings and deficit, stockholders’ deficiency and cash flows for the period from inception February 26, 2008 to DECEMBER 31, 2008. Theses financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

As noted in Notes 3 and 8 to the financial statements management has elected to restate these financial statements.  We agree with the restatement.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY a development stage company, as of December 31, 2008 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in Note 2, the company’s significant operating losses, working capital deficiency and need for new capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Thomas J. Harris
Thomas J Harris, CPA
January 25, 2010

F-1

Healthcare Corporation of America and Subsidiary
(A Development Stage Company)
Consolidated Balance Sheet
Restated

December 31, 2008

Assets
Current assets:
Cash	$14,209
Loan to Officers	$96,800

Total current assets	$111,009

Other assets:
Interest Receivable	$1,820

Total other assets	$1,820

Total assets	$112,829

Liabilities and Stockholders’ Deficit
Current liabilities:
Accrued expenses	$79,000
Accrued Officers’ Compensation	$-
Related Party Payables	$5,101

Total current liabilities	$84,101

Total liabilities	$84,101

Stockholders’ deficit:
Common stock, no par value, 25,000,000 shares authorized, 13,360,000 shares issued	$301,400
Deficit accumulated during the developmental stage	$(272,672)

Total stockholders’ deficit	$28,728

Total Liabilities and Stockholders’ Deficit	$112,829

See notes to financial statements

F-2

Healthcare Corporation of America and Subsidiary
(A Development Stage Company)
Consolidated Statement of Operations
Restated

From inception on
February 26, 2008
through Dec 31, 2008
Revenue:
Sales	$-
Interest income	$1,820

Total Revenue:	$1,820

Cost of sales	$-

Gross profit	$1,820

Operating expenses:
Officer’s salaries	$-
Consulting fees	$137,600
Administrative expenses	$14,178
Professional fees	$17,000

Total operating expenses	$168,778

Loss from Operations	$(166,958)

Write-off of loan balance due from LTC Specialists, LLC	$(105,714)

Provision for Income Tax	$-

Net loss	$(272,672)

Loss per share	$(0.02)

Weighted-average number of common shares outstanding	12,777,330

See notes to financial statements

F-3

Healthcare Corporation of America and Subsidiary
(A Development Stage Company)
Consolidated Statement of Cash Flows
Restated

From inception on
26-Feb-08
through Dec 31, 2008
Operating activities:
Net loss	$(272,672)
Adjustments to reconcile net loss to net cash used in operating activities:
Services paid for with common stock	$58,900
Write-off of loan balance due from LTC Specialists, LLC	$105,714
Changes in assets and liabilities:
Increase in accrued expenses	$79,000
Increase in interest receivable	$(1,820)

Net cash used in operating activities	$(30,878)

Investing activities:
Increase in loan to LTC Specialists, LLC	$(105,714)
Increase in loan to officer	$(96,800)

Net cash used in investing activities	$(202,514)

Financing activities:
Increase/(Decrease) in Related Party payable	$5,101
Increase in stock sold	$242,500

Net cash provided by financing activities	$247,601

Net increase (decrease) in cash	$14,209

Cash at beginning of period	$-

Cash at end of period	$14,209

Cash paid during the period for:
Interest	$-
Taxes	$-

Supplemental disclosure of non-cash financing activities:
Stock for Services, Founders shares	$1,300
Stock for Services, 60,000 shares	$57,600

See notes to financial statements

F-4

Healthcare Corporation of America and Subsidiary
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity
For the period from inception on February 26, 2008 through December 31, 2008
Restated

				Deficit
				Accumulated During
	Shares	Common Stock	Subscriptions	Development	Total
	Issued	Amount	Receivable	Stage	Equity

Founders Shares:
Valued at $0.0001	13,000,000	$1,300	$-	$-	$1,300

Private Placements:
February 26, 2008 $0.50 per share	20,000	$10,000	$-	$-	$10,000

February 29, 2008 $0.50 per share	20,000	$10,000	$-	$-	$10,000

July 3, 2008 $0.50 per share	25,000	$12,500	$-	$-	$12,500

Shares for Services, 3/31/08:
Colonial Consulting Group, $0.50 per share	60,000	$30,000	$-	$-	$30,000
Buy Sell Pharmacy.com, $0.50 per share	25,000	$12,500	$-	$-	$12,500
Others, $0.50 per share	30,000	$15,100	$-	$-	$15,100

Shares for Expenses Paid 3/31/08			$(42,233)	$-	$(42,233)

Stock Issued for cash:
February 26, 2008 $0.20 per share	50,000	$10,000	$-	$-	$10,000

August 28, 2008 $0.50 per share	400,000	$200,000	$-	$-	$200,000

Services performed for the period ended 12/31/08			$42,233	$-	$42,233

Net loss			$-	$(272,672)	$(272,672)

Balance, December 31, 2008	13,630,000	$301,400	$-	$(272,672)	$28,728

See notes to financial statements

F-5

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Summary of Significant Accounting Policies

Business Activity

Healthcare Corporation of America (HCA) was incorporated in New Jersey on February 26, 2008 with the intent to house institutional pharmacy, mail order pharmacy, and central fill pharmacy services in one closed door pharmacy thru it's wholly owned subsidiary Prescription Corporation of America which was founded on January 11, 2008 in the state of New Jersey.

Private placements on February 26, 2008 and February 29, 2008, raised a total of $20,000.  A private placement on July 3, 2008 raised a total of $12,500. HCA raised $10,000 on February 26, 2008 and $200,000 on August 28, 2008 through stock purchase agreements.

The Company is in its development stage. This stage is characterized by significant expenditures for the design and development of the Company's products and obtaining financing. Accordingly, the financial statements are presented in accordance with Statement of Financial Accounting Standards (SFAS) No.7, Accounting and Reporting by Development-State Enterprises (SFAS 7).

Going Concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As the company is in its development stage, it has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors raise substantial doubt that the company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Principles of Consolidation

The consolidated financial statements include the accounts of HCA and its wholly owned subsidiary, Prescription Corporation of America, which was also formed with the intent to enter into the pharmaceutical sales industry. All material intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and cash in banks, and are stated at cost, which approximates fair market value. The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable.  The Company had $0 accounts receivable at December 31, 2008, and therefore the allowance for doubtful accounts at December 31, 2008 is also $0.  Additionally, the Company's bad debt expense for the period ended

December 31, 2008 was $0. The Company does not have any off-balance-sheet credit exposure related to its customers.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the related reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

F-6

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Summary of Significant Accounting Policies (continued)

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash. The Company generally maintains its cash balances at one financial institution. At times, such investments may be in excess of the Federal Deposit Insurance Corporation limit of $250,000. At December 31, 2008, no cash investment account was in excess of the insured limit.

The Company had $1,820 interest income and $0 gross revenue for the period ended December 31, 2008.

Advertising and Promotions

Advertising and promotions are expensed as incurred and included in operating expenses. For the period ended December 31, 2008 advertising and promotion expenses were $0.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with SFAS No 109, Accounting for Income Taxes. Under this method, deferred income taxes are recorded based upon the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Accumulated loss of ($272,607) resulted in a Deferred Tax Asset of $95,412 based on a 35% tax rate. Since there is no assurance of future profits, a Deferred Tax Valuation Allowance of $95,412 was taken to offset the Asset.

Note 2: Commitments and Contingencies

On February 6, 2008, prior to the inception of HCA, the current management of HCA negotiated and signed a three year agreement with Colonial Consulting Group ("Colonial") where Colonial would perform certain consulting and business development services for HCA Under the terms of the agreement, Colonial will be issued 60,000 common shares of HCA and HCA will pay Colonial the sum of $5,000 per month for the first six months of the contract for services performed by Colonial. For the remaining six months of the year, HCA will pay Colonial $10,000 per month for services rendered. For the second and third years of the agreement, HCA will pay Colonial $15,000 and $20,000 per month, respectively for services rendered. Over the term of the agreement, Colonial has the option to receive an equivalent portion of common stock in place of payment. In addition, HCA will pay Colonial twenty five cents per prescription for all business placements in HCA's market sectors Colonial is also entitled to a finder's fee equal to five percent of invested money for any additional capital Colonial secures in HCA's interest. Colonial may also acquire the equivalent of five percent of the finder's fee in common stock at the initial rate of fifty cents per share.

F-7

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3: Executive Compensation

The Company entered into formal employment contracts with its senior officers. These contracts commenced October 1, 2008 and expire after four years. Prior to October 1, 2008, management has estimated an amount that the officers earned on a monthly basis and has accrued the officers' salaries to date in the financial statements. The officers began the process of developing a business plan for the company in October 1, 2007; therefore, management has paid or accrued fifteen months of officers' salaries Officers' salary expense for the period of inception through December 31, 2008 was $465,000, which includes $369,500 of accrued officer's compensation expense and $95,500 of payments to officers since inception. The Board of Directors of HCA, at a board meeting held March 17, 2009, unanimously voted to eliminate the accrued salaries due to officers.

Note 4: Loan with LTC Specialists

In September 2008, PCA loaned $140,000 to Long Term Care Specialists, LLC ("LTC"), a New Jersey based limited liability corporation in the pharmaceutical sales business. No interest was accrued on these loans. HCA has received information that LTC has ceased operations due to its continued inability to meet its commitments. It is apparent that HCA's loan receivable from LTC is uncollectible. Therefore HCA will apply its loan payable of $34,286 to LTC against the $140,000 loan receivable resulting in a write-off of $105,714.

Note 5: Related Party Payables

HCA has loans receivable with certain officers of the Company as of December 31, 2008 the balance of these loans was $96,800.  These loans bear interest at 5% per annum.

HCA has loans payable with certain officers of the Company as of December 31,2008 the balance of these loans was $5,101. These loans do not bear interest.

Note 6: Stockholders' Equity

On February 26, 2008, the date of inception, 20,000 shares were issued for cash. On February 29, 2008, an additional 20,000 shares were issued for cash. On July 3, 2008, an additional 25,000 shares were issued for cash. These three private placements raised a total of $32,500.  On February 26, 2008 50,000 shares of common stock were issued for cash. On August 28, 2008, 400,000 shares of common stock were issued for cash. These two stock issuances raised a total of $210,000. On March 31, 2008 60,000 shares were issued for services to Colonial Consulting Group valued at $30,000.

Additionally, on March 31, 2008, 13,000,000 shares were subscribed as founders' shares at a value of $1,300, and 115,000 shares were subscribed in exchange for services rendered, valued at $57,600. Related capitalized costs of $42,233 were designated as subscriptions receivable at March 31, 2008. For the nine months ending December 31, 2008, all of the previously capitalized costs were expensed for consulting services performed.

Note 7: Related Parties

Gary Sekulski and Jan Goldberg have been officers of HCA since its inception and held officer positions at LTC until October 2008 when they terminated their employment.

LTC had a verbal consulting arrangement with HCA and Colonial whereby services were provided to LTC in 2008 for a fee. In accordance with this arrangement, this fee was paid directly to the officers of HCA and to Colonial who performed the consulting work.

F-8

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A DEVELOPMENTSTAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8: Restated Statements

The financial statements have been revised due to management’s determination that the officers’ salaries which were accrued at December 31, 2008 should be eliminated and the expense be removed from the statements.

The following table represents the effects of the restated statements as of December 31, 2008:

	Revised	Original
	2008	2008

Loss	(272,672)	(740,792)

Loan to Officer	96,800	-

Interest Receivable	1,820	-

Accrued Officers' Compensation	-	369,500

Earnings Per Share	(0.02)	(0.06)

F-9

Healthcare Corporation of America and Subsidiary
(A Development Stage Company)
Index

Page

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheet	F-2

Consolidated Statement of Operations	F-3

Consolidated Statement of Cash Flows	F-4

Consolidated Statement of Shareholders' Equity	F-5

Notes to Financial Statements	F-6 to F-9

THOMAS J. HARRIS
CERTIFIED PUBLIC ACCOUTANT
3901 STONE WAY N #202
SEATTLE, WASHINGTON 98103
(206) 547-6050  FAX (206) 548-8132

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
Flanders, New Jersey

I have reviewed the consolidated balance sheet of  HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY Stage Company) as of September 30, 2009, and the related condensed statements of operations for the three and nine months ended September 30, 2009 and for the period from February 26, 2008(inception) to September 30, 2009, and condensed statements of cash flows for the nine months ended September 30, 2009 for the period from February 26, 2008(inception) to September 30, 2009.  These financial statements are the responsibility of the company’s management.

I conducted my review in accordance with the standards of the Public Company Accounting Oversight Board (United States).   A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with generally accepted accounting principles in the United States of America.

I have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the balance sheet of  HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY (A Development Stage Company) as of September 30, 2008, and the related statements of operations, retained earnings and cash flows for the year then ended (not presented herein); and in my report dated January 25, 2010, I expressed a going concern opinion on those financial statements.  In my opinion, the information set forth in the accompanying condensed balance sheet as of September 30, 2009, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

/s/ Thomas J. Harris
Seattle, Washington
January 25, 2010

Healthcare Corporation of America and Subsidiary
(A Development Stage Company)
Consolidated Balance Sheet

	December 31, 2008	September 30, 2009
	(AUDITED)	(UNAUDITED)
	Restated
Assets
Current assets:
Cash	$14,209	$10,049
Loan to Officer	$96,800	$211,400

Total current assets	$111,009	$221,449

Other assets:
Interest Receivable	$1,820	$3,450

Total other assets	$1,820	$3,450

Total assets	$112,829	$224,899

Liabilities and Stockholders’ Deficit
Current liabilities:
Accrued expenses	$79,000	$169,000
Related Party Payables	$5,101	$5,101

Total current liabilities	$84,101	$174,101

Total liabilities	$84,101	$174,101

Stockholders’ deficit:
Shares Issued at period end	13,630,000	13,900,000
Common stock, no par value, 25,000,000 shares authorized,
13,900,000 shares issued and outstanding	$301,400	$436,400
Deficit accumulated during the developmental stage	$(272,672)	$(385,602)

Total stockholders’ deficit	$28,728	$50,798

Total Liabilities and Stockholders’ Deficit	$112,829	$224,899

Healthcare Corporation of America and Subsidiary
(A Development Stage Company)
Consolidated Statement of Operations
(UNAUDITED)

	From Jul 1, 2009 through Sep 30,2009	From Jul 1, 2008 through Sep 30, 2008	From Jan 1, 2009 through Sep 30, 2009	From Jan 1, 2008 through Sep 30, 2008	From inception on 26-Feb-08 through Dec 31,2009
Revenue:
Sales	$-	$-	$-	$-	$-
Interest income	$1,037	$525	$1,630	$956	$3,450

Total Revenue:	$1,037	$525	$1,630	$956	$3,450

Cost of sales	$-	$-	$-	$-	$-

Gross profit	$1,037	$525	$1,630	$956	$3,450

Operating expenses:
Officer’s salaries	$-	$-	$-	$-	$-
Consulting fees	$32,125	$15,000	$93,375	$20,000	$230,975
Administrative expenses	$5,678	$5,397	$12,288	$10,018	$26,466
Professional fees	$6,438	$500	$8,898	$1,850	$25,898

Total operating expenses	$44,241	$20,897	$114,560	$31,868	$283,338

Loss from Operations	$(43,204)	$(20,372)	$(112,930)	$(30,912)	$(279,888)

Write-off of loan balance due from LTC Specialists, LLC	$-	$-	$-	$-	$(105,714)

Provision for Income Tax	$-	$-	$-	$-	$-

Net loss	$(43,204)	$(20,372)	$(112,930)	$(30,912)	$(385,602)

Loss per share	$(0.00)	$(0.00)	$(0.01)	$(0.00)	$(0.03)

Weighted-average number of common shares outstanding	13,850,000	12,777,330	13,731,111	12,777,330	13,731,111

Healthcare Corporation of America and Subsidiary
(A Development Stage Company)
Consolidated Statement of Cash Flows
(UNAUDITED)

	From Jun 1, 2009 through Sep 30, 2009	From Jun 1, 2008 through Sep 30, 2008	From Jan 1, 2009 through Sep 30, 2009	From Jan 1, 2008 through Sep 30, 2008	From inception on 26-Feb-08 through Sep 30, 2009
Operating activities:
Net loss	$(43,204)	$(20,372)	$(112,930)	$(30,912)	$(385,602)

Adjustments to reconcile net loss to net cash used in operating activities:
Services paid for with common stock	$-	$-	$-	$-	$58,900
Write-off of loan balance due from LTC Specialists, LLC	$-	$-	$-	$-	$105,714
Changes in assets and liabilities:
Increase/(Decrease) in accrued expenses	$30,000	$5,050	$90,000	$(11,700)	$169,000
Increase in accrued officers’ compensation	$-	$-	$-	$-	$-
Increase in interest receivable	$(1,037)	$(525)	$(1,630)	$(956)	$(3,450)

Net cash used in operating activities	$(14,241)	$(15,847)	$(24,560)	$(43,568)	$(55,438)

Investing activities:
Increase in loan to LTC Specialists, LLC	$-	$(140,000)	$-	$(140,000)	$(105,714)
Increase in Loan Payable to LTC	$-	$-	$-	$34,286	$-
Increase in loan to officer	$(55,300)	$(36,300)	$(114,600)	$(70,800)	$(211,400)

Net cash used in investing activities	$(55,300)	$(176,300)	$(114,600)	$(176,514)	$(317,114)

Financing activities:
Increase/(Decrease) in Related Party payable	$-	$-	$-	$101	$5,101
Increase in stock sold	$75,000	$227,500	$135,000	$262,500	$377,500

Net cash provided by financing activities	$75,000	$227,500	$135,000	$262,601	$382,601

Net increase (decrease) in cash	$5,459	$35,353	$(4,160)	$42,519	$10,049

Cash at beginning of period	$4,589	$7,166	$14,209	$-	$-

Cash at end of period	$10,049	$42,519	$10,049	$42,519	$10,049

Cash paid during the period for:
Interest	$-	$-	$-	$-	$-
Taxes	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash financing activities:
Stock for Services, Founders shares	$-	$-	$-	$-	$1,300
Stock for Services, 60,000 shares	$-	$-	$-	$-	$57,600

Healthcare Corporation of America and Subsidiary
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity

	Shares Issued	Common Stock Amount	Subscriptions Receivable	Deficit Accumulated During Development Stage	Total Equity

Founders Shares:
Valued at $0.0001	13,000,000	$1,300	$-		$1,300

Private Placements:
February 26, 2008 $0.50 per share	20,000	$10,000	$-		$10,000

February 29, 2008 $0.50 per share	20,000	$10,000	$-		$10,000

July 3, 2008 $0.50 per share	25,000	$12,500	$-		$12,500

Shares for Services, 3/31/08:
Colonial Consulting Group, $0.50 per share	60,000	$30,000	$-		$30,000
Buy Sell Pharmacy.com, $0.50 per share	25,000	$12,500	$-		$12,500
Others, $0.50 per share	30,000	$15,100	$-		$15,100

Shares for Expenses Paid 3/31/08			$(42,233)		$(42,233)

Stock Issued for cash:
February 26, 2008 $0.20 per share	50,000	$10,000	$-		$10,000

August 28, 2008 $0.50 per share	400,000	$200,000	$-		$200,000

Services performed for the period ended 12/31/08			$42,233		$42,233

Net loss Restated			$-	$(272,672)	$(272,672)

Balance, December 31, 2008	13,630,000	$301,400	$-	$(272,672)	$28,728

Stock Issued for cash:
None Issued in Q1	0	$-	$-		$-

Q1 Net loss		$-	$-	$(31,922)	$(31,922)

Balance March 31, 2009	13,630,000	$301,400	$-	$(304,594)	$(3,194)

Stock Issued for cash:
April 2, 2009 $0.50 per share - O'Leary	50,000	$25,000	$-		$25,000
May 13, 2009 $0.50 per share - O'Leary	50,000	$25,000	$-		$25,000
June 26, 2009 $0.50 per share - O'Leary	20,000	$10,000	$-		$10,000

Q2 Net loss		$-	$-	$(37,804)	$(37,804)

Balance June 30, 2009	13,750,000	$361,400	$-	$(342,398)	$19,002

Stock Issued for cash:
July 24, 2009 $0.50 per share - Mark Senior	20,000	$10,000			$10,000
July 24, 2009 $0.50 per share - Vlastaris	20,000	$10,000			$10,000
July 24, 2009 $0.50 per share - Ora Cup LLC	100,000	$50,000			$50,000
July 24, 2009 $0.50 per share - Kretzu	10,000	$5,000			$5,000

Q3 Net loss	0	$-	$-	$(43,204)	$(43,204)

Balance, September 30, 2009	13,900,000	$436,400	$-	$(385,602)	$50,798

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1: Summary of Significant Accounting Policies

Business Activity
Healthcare Corporation of America (HCA) was incorporated in New Jersey on February 26, 2008 with the intent to house institutional pharmacy, mail order pharmacy, and central fill pharmacy services in one closed door pharmacy through its wholly owned subsidiary Prescription Corporation of America which was founded on January 11, 2008 in the state of New Jersey.

Private placements on February 26, 2008 and February 29,2008, raised a total of $20,000.   A private placement on July 3, 2008 raised a total of $12,500.  HCA raised $10,000 on February 26, 2008 and $200,000 on August 28, 2008 through stock purchase agreements.

During the second quarter of 2009, HCA raised $25,000 on April 2, 2009, $25,000 on May 13, 2009 and $10,000 on June 26, 2009 through stock purchase agreements. During the third quarter of 2009, HCA raised $75,000 on July 24, 2009 through stock purchase agreements. The Company is in its development stage. This stage is characterized by significant expenditures for the design and development of the Company's products and obtaining financing. Accordingly, the financial statements are presented in accordance with Statement of Financial Accounting Standards (SFAS) No.7, Accounting and

Reporting by Development- State Enterprises (SF AS 7).

Going Concern
The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As the company is in its development stage, it has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors raise substantial doubt that the company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Principles of Consolidation
The consolidated financial statements include the accounts of HCA and its wholly owned subsidiary, Prescription Corporation of America, which was also formed with the intent to enter into the pharmaceutical sales industry. All material intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents
Cash and cash equivalents consist of cash on hand and cash in banks, and are stated at cost, which approximates fair market value. The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivables. The Company had $0 accounts receivable at September 30, 2009, and therefore the allowance for doubtful accounts at September 30, 2009 is also $0. Additionally, the Company's bad debt expense for the period ended September 30, 2009 was $0. The Company does not have any off-balance-sheet credit exposure related to its customers.

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1: Summary of Significant Accounting Policies (continued)

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the related reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

Concentrations of Credit Risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash. The Company generally maintains its cash balances at one financial institution. At times, such investments may be in excess of the Federal Deposit Insurance Corporation limit of $250,000. At September 30, 2009, no cash investment account was in excess of the insured limit. The Company had $0 gross revenue for the period ended September 30, 2009.

Advertising and Promotions
Advertising and promotions are expensed as incurred and included in operating expenses. For the period ended September 30, 2009 advertising and promotion expenses were $0.

Income Taxes
The Company follows the liability method of accounting for income taxes in accordance with SF AS No 109, Accounting for Income Taxes. Under this method, deferred income taxes are recorded based upon the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

For the period ended September 30, 2009 accumulated losses of ($385,602) resulted in a Deferred Tax Asset of $134,961 based on a 35% effective tax rate. Since there is no assurance of future profits, a Deferred Tax valuation of$134,961 was taken to offset the Deferred Tax Asset.

Note 2: Commitments and Contingencies

On February 6, 2008, prior to the inception of HCA, the current management of HCA negotiated and signed a three year agreement with Colonial Consulting Group ("Colonial") where Colonial would perform certain consulting and business development services for HCA Under the terms of the agreement, Colonial will be issued 60,000 common shares of HCA and HCA will pay Colonial the sum of$5,000 per month for the first six months of the contract for services performed by Colonial. For the remaining six months of the year, HCA will pay Colonial $10,000 per month for services rendered. For the second and third years of the agreement, HCA will pay Colonial $15,000 and $20,000 per month, respectively for services rendered. Over the term of the agreement, Colonial has the option to receive an equivalent portion of common stock in place of payment. In addition, HCA will pay Colonial twenty five cents per prescription for all business placements in HCNs market sectors Colonial is also entitled to a finder's fee equal to five percent of invested money for any additional capital Colonial secures in HCA's interest. Colonial may also acquire the equivalent of five percent of the finder's fee in common stock at the initial rate of fifty cents per share. For the period ended September 30, 2009 accrued expenses for the consulting services were $160,000.

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 3: Executive Compensation

The Company entered into formal employment contracts with its senior officers. These contracts commenced October 1, 2008 and expire after four years. Prior to October 1, 2008, management has estimated an amount that the officers earned on a monthly basis and had accrued the officers' salaries to date in the financial statements. The officers began the process of developing a business plan for the company in October 1, 2007. The Board of Directors of HCA, at a board meeting held March 17, 2009, unanimously voted to eliminate the accrued salaries due to officers.

Note 4: Loan with LTC Specialists

In September 2008, HCA loaned $140,000 to Long Term Care Specialists, LLC ("LTC"), a New Jersey based limited liability corporation in the pharmaceutical sales business. No interest was accrued on these loans HCA has received information that LTC has ceased operations due to its continued inability to meet its commitments. It is apparent that HCAs loan receivable from LTC is uncollectible. Therefore HCA applied its loan payable of $34,286 to LTC against the $140,000 loan receivable resulting in a write-off of $105,714 in December 2008.

Note 5: Related Party Payables

HCA has loans receivable with certain officers of the Company as of September 30, 2009 the balance of these loans was $211,400. These loans bear interest at 5% per annum. HCA has loans payable with certain officers of the Company as of September 30, 2009 the balance of these loans was $5,101. These loans do not bear interest.

Note 6: Stockholders' Equity

On February 26, 2008, the date of inception, 20,000 shares were issued for cash. On February 29, 2008, an additional 20,000 shares were issued for cash. On July 3, 2008, an additional 25,000 shares were issued for cash. These three private placements raised a total of $32,500.

Additionally, on March 31,2008, 13,000,000 shares were subscribed as founders' shares at a value of $1,300, and 115,000 shares were subscribed in exchange for services rendered, valued at $57,600. Related capitalized costs of $42,233 were designated as subscriptions receivable at March 31,2008. For the nine months ending December 31, 2008, all of the previously capitalized costs were expensed for consulting services performed. On February 26, 2008 50,000 shares of common stock were issued for cash. On August 28, 2008, 400,000 shares of common stock were issued for cash. On April 2, 2009, 50,000 shares of common stock were issued for cash. On May 13, 2009, 50,000 shares of common stock were issued for cash. On June 26, 2009, 20,000 shares of common stock were issued for cash. On July 24, 2009, 150,000 shares of common stock were issued for cash. These stock issuances raised a total of $347,500.

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7: Related Parties

Gary Sekulski and Jan Goldberg have been officers of HCA since its inception and held officer positions at LTC until October 2008 when they terminated their employment. LTC had a consulting arrangement with certain officers of HCA and Colonial whereby services were provided to LTC in 2008 for a fee. In accordance with this arrangement, this fee was paid directly to the officers of HCA and to Colonial who performed the consulting work.

Note 8: Subsequent Events

The following is a schedule by years of minimum future rentals on non-cancelable operating leases entered into effective December 1, 2009:

Year ending December 31,

2009	$2,014
2010	$49,284
2011	$104,556
2012	$109,988
2013	$109,260
Later years:	$105,237

Total minimum future payments required:	$480,339

PROSPECTUS

HEALTHCARE CORPORATION OF AMERICA

13,900,000 Shares
Common Stock

$0.50 Per Share

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy,these securities in any jurisdiction where the offer or sale is not permitted. Our business, financial condition, prospects and other information may have changed since this date.

Until _____________, 2009 (90 days after the commencement of the offering) all dealers that effect transactions in these securities (whether or not participating in this offering) may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.Other Expenses of Issuance and Distribution.

The following table set forth the cost and expenses, expected to be incurred in connection with the offering described in the Registration Statement. These amounts are estimates with the exception of the SEC’s registration fees.

Securities and Exchange Commission registration fee	$387.81
Federal Taxes	$-
State Taxes and Fees	$-
Transfer Agent Fees	$3,000.00
Accounting and audit fees and expenses	$7,000.00
Legal fees and expenses	$3,000.00
Blue Sky fees and expenses	$1,000.00
Miscellaneous / Contingency	$2,500.00
Total	$16,887.81

Item 14.Indemnification of Directors and Officers.

New Jersey corporate law provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

New Jersey corporate law also provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue ormatter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and By-Laws limit the liability of our directors, officers, agents, fiduciaries and employees to the fullest extent permitted by the New Jersey Revised Statutes. Specifically, directors of the company will not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as directors, except liability for: (i) any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of New Jersey law; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Our governing documents therefore protect officers, directors, agents, fiduciaries, and employees to the fullest extent permissible underNew Jersey law.

Disclosure of Commission’s Position on Indemnification of Securities Act Liabilities.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will either rely upon the opinion of counsel as to whether or not to pay indemnification, or  submit the matter to a court of appropriate jurisdiction.

Item 15.     Recent Sales of Unregistered Securities.

Other  that the transactions discussed below, we have not entered into any transaction, nor are there any proposed transactions in which our director, officer, stockholders or any member of the immediate family of the foregoing had or is to have direct or indirect material interest.

Item 16.     Exhibits and Financial Statements Schedule.

The following documents are filed as exhibits to this registration statement.

Exhibit No.	Description

3.1	Healthcare Corporation of America Certificate of Incorporation *

3.2	Prescription Corporation of America Certificate of Incorporation *

3.3	Healthcare Corporation of America By-Laws *

3.4	Prescription Corporation of America By-Laws *

3.5	Colonial Consulting Group, LLC Agreement *

5.1	Opinion of Joseph Drucker

6.1	Consent of Joseph Drucker (Included as part of Exhibit 5.1)

10.1	Stock Purchase Agreement - First Time II LTC

10.2	Stock Purchase Agreement - George Vlastaris

10.3	Stock Purchase Agreement - Mark Senior

10.4	Stock Purchase Agreement - ORA.CUP LLC

10.5	Stock Purchase Agreement - John P. Kretzu

10.6	Stock Purchase Agreement - Thomas J. O'Leary

10.7	Marketing Agreement

10.8	Southwood Agreement

14.1	Code of Business Conduct and Ethics

23.1	Accountants Consent

•	Filed with the original Form S-/1 on April 22, 2009

Item 17.         Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectusany facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement .

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registrationstatement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For determining liability of the undersigned under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

                (6)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advisedthat in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered,the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Actand will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Flanders, New Jersey on September 30, 2009

Healthcare Corporation of America (Registrant)

By:	/s/ Gary Sekulski
Gary Sekulski,
President, Treasurer Chief Executive Officer Chairman, Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary Sekulski	President, CEO, Chairman of	January 25, 2010
Gary Sekulski	Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

3.1	Healthcare Corporation of America Certificate of Incorporation *

3.2	Prescription Corporation of America Certificate of Incorporation *

3.3	Healthcare Corporation of America By-Laws *

3.4	Prescription Corporation of America By-Laws *

3.5	Colonial Consulting Group, LLC Agreement *

5.1	Opinion of Joseph Drucker

6.1	Consent of Joseph Drucker (Included as part of Exhibit 5.1)

10.1	Stock Purchase Agreement - First Time II LTC

10.2	Stock Purchase Agreement - George Vlastaris

10.3	Stock Purchase Agreement - Mark Senior

10.4	Stock Purchase Agreement - ORA.CUP LLC

10.5	Stock Purchase Agreement - John P. Kretzu

10.6	Stock Purchase Agreement - Thomas J. O'Leary

10.7	Marketing Agreement

10.8	Southwood Agreement

14.1	Code of Business Conduct and Ethics

23.1	Accountants Consent

•	Filed with the original Form S-/1 on April 22, 2009